Exhibit 10.1

DEBT EXTENSION AGREEMENT

THIS DEBT EXTENSION AGREEMENT (this “Agreement”) is dated as of March 29, 2019 by and between HEP Investments LLC, a Michigan limited liability company (the “Lender”), and Zivo Bioscience, Inc., a Nevada corporation (the “Company”).

BACKGROUND

A.Pursuant to a Loan Agreement dated December 2, 2011, as amended (the “Loan Agreement”), the Company is indebted to the Lender in the approximate amount of $22,094,427 as of March 31, 2019, represented by Convertible Secured Promissory Notes issued from time to time (the “Convertible Notes”) which bear interest at the rate of 11% and are due April 1, 2019. The Lender also is the holder of a number of warrants (the “Warrants”) which entitle the Lender to purchase approximately 72,000,000 shares of the Company’s common stock, in addition to the common shares into which Convertible Notes are convertible. The Company’s debt to the Lender is secured by a Security Agreement and other security documents as set forth in the Loan Agreement.

B.The Company and Lender wish to take action to extend the term of the Convertible Notes as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.Extension of the Convertible Notes. The Company and the Lender hereby amend the Convertible Notes and agree to take all necessary and appropriate action to amend the various agreements pursuant to which the Convertible Notes were issued so that the maturity date of the Convertible Notes will be extended so that the Convertible Notes will be due on June 30, 2019. No warrants are required to be issued to the Lender or other payments made to the Lender in connection with the foregoing amendments.

2.Continued Effect. Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Loan Agreement and all other Loan Documents (as defined in the Loan Agreement) shall continue in full force and effect. By execution of this Agreement, Borrower hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement, the Convertible Notes and the other Loan Documents. Borrower hereby acknowledges and agrees that the liens created and provided for by the Loan Documents continue to secure all obligations under the Loan Agreement as amended hereby.

3.Miscellaneous Provisions.

(a)Survival The agreements, undertakings, representations, warranties, and obligations contained in this Agreement shall survive the consummation of all transactions contemplated by this Agreement, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

(b)Further Assurances The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

(c)Counterparts This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

(d)Successors and Assigns This Agreement shall be binding upon and inure solely to the benefit of each party and its or his respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(e)Governing Law: Jurisdiction and Venue. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Michigan.

(f)Submission to Jurisdiction The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the courts of Oakland County, Michigan, so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

(g)WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE REDEEMED UNIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(h)Counterparts. This Agreement may be executed in any number of counterparts, and all of which taken together will constitute one instrument. The parties acknowledge that copies of this Agreement, including signatures to the Agreement, which are reproduced or transmitted via facsimile, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

(i)Amendments This Agreement may be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement or the agreement delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

(j)Entire Agreement This Agreement, together with the other agreements contemplated hereby, constitutes the full and entire understanding and agreement among the parties with respect to the transactions contemplated in this Agreement, and supersede all prior representations, warranties, discussions, understandings or agreements relating thereto, all of which are hereby declared to be null and void and of no further force or effect.

EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT HE OR IT HAS HAD ADEQUATE OPPORTUNITY AND TIME TO READ AND REVIEW THIS AGREEMENT AND THE INSTRUMENTS AND AGREEMENTS REFERENCED HEREIN, TO CONSIDER THEIR EFFECT, AND TO HAVE THEM REVIEWED BY LEGAL COUNSEL. EACH PARTY IS, THEREFORE, KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

LENDER
HEP INVESTMENTS LLC
a Michigan liability company

By:	/s/ Laith Yaldoo
Name:	Laith Yaldoo
Its:	Manager

COMPANY
ZIVO BIOSCIENCE, INC.
a Nevada corporation

By:	/s/ Andrew A. Dahl
Name:	Andrew A. Dahl
Its:	President